UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 31, 2006

Date of Report (Date of earliest event reported)

HYPERSPACE COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado	0-115404	84-1577562
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

116 Inverness Drive East, Suite 265, Englewood, CO 80112

(Address of principal executive offices)

(303) 566-6500

(Registrant’s telephone number, including are code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

Effective August 31, 2006, HyperSpace Communications, Inc. (“HyperSpace”) entered into a separation of employment agreement with Mark A. Pougnet, its Chief Financial Officer. Mr. Pougnet ceased to be an employee and officer effective at the close of business on August 31, 2006. Mr. Pougnet’s Executive Employment Agreement dated September 28, 2005, and filed as Exhibit 10.2 to HyperSpace's Form 8-K filed with the Securities and Exchange Commission on September 30, 2005, was terminated, except for certain provisions primarily related to non-competition and confidentiality. Under the separation of employment agreement, Mr. Pougnet may not: (i) own, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation or control of any business which is engaged in business of the type conducted by the company, or (ii) call upon, solicit, attempt to sell any products or services in competition with those offered by the company, until November 17, 2006. Additionally, Mr. Pougnet may not solicit or otherwise attempt to persuade any employee to leave the company for a period of one year. Mr. Pougnet will receive severance in the form of base salary and benefit continuation for 9 weeks from the date of termination. The total gross amount of the base salary continuation is $41,538.46. A total of 14,000 restricted stock units and 90,000 stock options previously issued to Mr. Pougnet were cancelled as of the date of the agreement. Mr. Pougnet was issued 90,000 new stock options with an exercise price equal to $1.38 per share. These options are fully vested, but are exercisable only after six months from August 31, 2006. The options have a three-year term.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 31, 2006, Mark A. Pougnet terminated service as the HyperSpace’s Chief Financial Officer. As indicated in the company’s Form 10-QSB for the period ended June 30, 2006, the company plans to transition the CFO position from Denver to its Nampa, Idaho facility and Mr. Pougnet, who is based in Denver, did not wish to relocate.

HyperSpace has appointed Robert D. Webb to serve as the Company's Chief Financial Officer on an interim basis. Mr. Webb is a Director of BBK, Ltd. ("BBK"), an international business advisory firm established in 1977 that provides financial, strategic and operational consulting services to its clients. HyperSpace has entered into an agreement with BBK to provide all such services normally and customarily associated with the role of an interim chief financial officer in addition to other interim management advisory services that HyperSpace may so require. Mr. Webb will remain a direct employee of BBK while serving as HyperSpace's interim Chief Financial Officer.

Mr. Webb joined BBK in July 2000. Mr. Webb is both a Certified Public Accountant and a Certified Turnaround Professional. Mr. Webb earned a Bachelor of Science in Business Administration from the University of Dubuque and a Masters of Business Administration from the University of Iowa. Prior to his employment with BBK, Mr. Webb was Vice President at Turn Around and Crisis Management, Inc., which he joined in September 1997. Previously, Mr. Webb served as Senior Vice President of Finance and Administration for a Chicago-based architectural and engineering firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HyperSpace Communications, Inc.

Dated: September 1, 2006	By:	/s/ John P. Yeros
John P. Yeros Chief Executive Officer